Exhibit 10.2

Transition Employment Letter

July 11, 2017

Dan Levin

c/o Box, Inc.

900 Jefferson Avenue

Redwood City, CA 94063

Dear Dan:

As we have discussed, this letter (the “Agreement”) is being entered into between Box, Inc. (the “Company”) and you to memorialize the terms and conditions of your transition from a full-time employee to an advisory role. Following the transition, we look forward to your continued service as a non-employee member of the Company’s Board of Directors (the “Board”).

In consideration of your signing this Agreement and the Company’s agreeing to continue to vest certain Options (as defined below) through March 20, 2018 that were originally granted for your services as a full-time employee and officer of the Company, you and the Company agree that your last day of employment (the “Resignation Date”) will be September 30, 2017, or an earlier date to be mutually agreed upon by you and the Company. On such date, you will resign as an employee and all positions you hold with the Company or any of its subsidiaries other than as a member of the Board. You will continue to be paid your base salary through the Resignation Date but will receive no payment under the Company’s fiscal 2018 bonus plan. You have agreed that after the Resignation Date you will provide advisory services to the Company commensurate with your skills and background as reasonably requested by me or the Board on an ad hoc basis (the “Services”) for a period of three years. The Services will be at a level that may vary each month, and will be subject to your availability.

You were granted stock options (“Options”) under the Company’s equity compensation plans and individual award agreements (collectively, the “Option Agreements”), as set forth on Exhibit A. Each Option (other than your April 9, 2017 stock option grant to purchase 250,000 shares of the Company’s Class A Common Stock subject to performance-based vesting (the “Performance Option”)) will continue vesting by its terms through March 20, 2018, subject to your continued service to the Company as a member of the Board through such date. By accepting this Agreement, you agree that on the Resignation Date you will forfeit the shares subject to (i) each time-based Option scheduled to vest after March 20, 2018; and (ii) the Performance Option. By accepting this Agreement, you agree that the Options set forth on Exhibit A represent all of your outstanding rights to Company equity securities. So long as you continue to provide services to the Company, any remaining portion of your Options that were not forfeited under this paragraph will remain outstanding and the applicable post-termination exercise period will not commence.

900 Jefferson Ave, Redwood City, CA 94063 USA

After the Resignation Date, you will be eligible for compensation under the Company’s Outside Director Compensation Policy (the “Policy”) but you agree that you will not receive or accrue any compensation (whether in the form of cash or equity awards) under the Policy until the first annual meeting of stockholders at which you are reelected after the Resignation Date (currently anticipated to occur in or around June 2019). Provided that you are reelected as a member of the Board at such annual meeting of stockholders, you will then become eligible to receive (a) an Annual Award (as defined in the Policy), and (b) such cash compensation that is offered to all non-employee members of the Board.

You acknowledge that you are not entitled to any current or future benefits under your Change in Control and Severance Agreement with the Company and that the terms of the Company’s Employment, Confidential Information and Invention Assignment Agreement that you executed in connection with your hire (the “Confidentiality Agreement”) and any Indemnification Agreement between you and the Company (the “Indemnification Agreement”) continue to be in effect.

In consideration for the benefits described in this Agreement, you hereby waive and forever discharge the Company, its agents, employees, officers, directors, stockholders, related companies, predecessor and/or subsidiary corporations, successors, and assigns (together “Releasees”) from all claims, suits, debts, liabilities, promises or causes of action whatsoever, known or unknown, arising from or in any way related to your employment with or separation from the Company, or any other acts or omissions by Releasees, or any of them, occurring on or before the date that you sign this Agreement. You further acknowledge that you have been advised to consult with legal counsel and that you are familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee. You, being aware of said principle, agree to expressly waive any rights to that effect, as well as under any other statute or common law principles of similar effect, including, if applicable, Section 1542 of the California Civil Code which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The Company intends that all payments and benefits provided under this Agreement or otherwise are exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any guidance promulgated thereunder (“Section 409A”) so that none of the payments or benefits will be subject to the additional tax imposed under Section 409A, and any ambiguities will be interpreted to so be exempt or comply.

This Agreement (together with the Confidentiality Agreement, Indemnification Agreement and the Option Agreements) supersede and replace any prior agreements, representations or understandings (whether written, oral, implied or otherwise) between you and the Company regarding the subject matter set forth herein and constitute the complete agreement between you and the Company regarding the subject matter set forth herein. This

900 Jefferson Ave, Redwood City, CA 94063 USA

Agreement may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. The terms of this Agreement and the resolution of any disputes as to the meaning, effect, performance or validity of this Agreement or arising out of, related to, or in any way connected with, this Agreement, your employment with the Company or any other relationship between you and the Company (the “Disputes”) will be governed by California law, excluding laws relating to conflicts or choice of law. You and the Company submit to the exclusive personal jurisdiction of the federal and state courts located in California in connection with any Dispute or any claim related to any Dispute.

Please indicate your acceptance of this Agreement, and confirmation that it contains our complete agreement regarding the continuing terms and conditions of your employment, by signing the bottom portion of this Agreement and returning a copy to me.

Very truly yours,

BOX, INC.

By:	/s/ Aaron Levie
Aaron Levie
CEO, Co-Founder and Chairman

I have read and agree to the terms of this Agreement:

/s/ Dan Levin
Dan Levin
Dated:	July 11, 2017

900 Jefferson Ave, Redwood City, CA 94063 USA

Exhibit A

Award ID	Plan	Grant Date	Award Type	Exercise Price	Awarded	Vested 7/10/2017	Unvested 7/10/2017	Vested 3/20/2018	Unvested 3/20/2018	Vesting 7/10/2017- 3/20/2018	Forfeited on Resignation Date	Vest Template	Vest Start Date
IOPB-l385	2011 Equity Incentive Plan	4/3/2014	ISO	$17.850	6,340	738	5,602	6,340	0	5,602	0	Standard 4 year month yes	2/1/2014
NOPB-1385	2011 Equity Incentive Plan	4/3/2014	NQ	$17.850	293,660	255,511	38,149	293,660	0	38,149	0	Standard 4 year month yes	2/1/2014
10001213	2011 Equity Incentive Plan	1/2/2015	NQ	$14.050	242,882	140,623	102,259	187,498	55,384	46,875	55,384	Standard 4 year month yes	3/20/2015
10001119	2011 Equity Incentive Plan	1/2/2015	ISO	$14.050	7,118	1	7,117	1	7,117	0	7,117	Standard 4 year month yes	3/20/2015
10002245	2015 Equity Incentive Plan	6/18/2015	NQ	$17.520	50,000	28,124	21,876	37,499	12,501	9,375	12,501	Standard 4 year monthly yes	3/20/2015
10004002	2015 Equity Incentive Plan	5/24/2016	NQ	$12.090	300,000	93,749	206,251	149,999	150,001	56,250	150,001	Standard 4 year month yes	3/20/2016
10005587	2015 Equity Incentive Plan	4/9/2017	PSO	$16.680	250,000	0	250,000	0	250,000	0	250,000	4 year vest- 25% > one year	3/20/2017
10005573	2015 Equity Incentive Plan	4/9/2017	NQ	$16.680	250,000	0	250,000	62,500	187,500	62,500	187,500	Standard 4 year month yes	3/20/2017
					3,794,975	2,913,721	881,254	3,132,472	662,503	218,751	662,103

900 Jefferson Ave, Redwood City, CA 94063 USA